UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indemnification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-719-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.*

On November 8, 2004, The TriZetto Group, Inc. (the “Company”) issued a press release announcing the appointment of Kathleen Earley as President and Chief Operating Officer of the Company, effective as of November 8, 2004. Ms. Earley replaces Jeffrey H. Margolis as President, who remains with the Company as Chairman of the Board and Chief Executive Officer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Earley, 52, was most recently with AT&T Corporation, where she served in various executive positions from 1995 until her retirement in 2001, concluding with Senior Vice President, Enterprise Marketing of AT&T and President of ATT’s Data and Internet Services group. From 1983 to 1995, Ms. Earley served in various positions with IBM. She received her Bachelor of Science in Accounting in 1975 and her Master of Business Administration in Finance in 1977, both from the University of California at Berkeley. Ms. Earley serves on the board of directors of three public companies: Computer Network Technology Corporation, Digital Realty Trust, Inc. and Vignette Corporation.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 8, 2004, issued by The TriZetto Group, Inc.

*	The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: November 8, 2004	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated November 8, 2004, issued by The TriZetto Group, Inc.